Exhibit 99.1

HOUSEHOLD AUTOMOTIVE TRUST 2004-1
SERIES 2004-1 NOTES

TERM SHEET

Dated July 20, 2004

Subject to Revision

Trust

Household Automotive Trust 2004-1.  This trust is a Delaware statutory trust formed under the laws of the State of Delaware.  The address of the trust is in care of Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001.

Seller

Household Auto Receivables Corporation, a Nevada corporation.  The seller has purchased the auto loans from the transferors and will sell them to the trust.  The seller will also own interests in the trust.  The address and telephone number of the seller are 1111 Town Center Drive, Las Vegas, Nevada 89134, (702) 243-1241.

Servicer

Household Finance Corporation, a Delaware corporation.  The servicer is responsible for servicing the auto loans and has subcontracted with the subservicer to perform the servicing responsibilities.  The servicer is a wholly-owned subsidiary of Household International, Inc., which was acquired by HSBC Holdings plc (“HSBC”) on March 28, 2003.  The address and telephone number of the servicer are 2700 Sanders Road, Prospect Heights, Illinois 60070, (847) 564-5000.

Subservicer

Household Automotive Finance Corporation, a Delaware corporation and wholly owned subsidiary of the servicer. The auto loans were purchased by the subservicer from unaffiliated automobile dealers or alliance relationships or originated by Household Automotive Credit Corporation, a Delaware corporation and wholly owned subsidiary of the subservicer.  The subservicer will service the auto loans in accordance with policies established in consultation with the servicer.  The address and telephone number of the subservicer are 5855 Copley Drive, San Diego, California 92111, (858) 492-6200.

Transferors

Household Automotive Finance Corporation and Household Automotive Credit Corporation.  The address and telephone number of Household Automotive Credit Corporation are 5855 Copley Drive, San Diego, California 92111, (858) 492-6200.

Owner Trustee

Wilmington Trust Company.  The address of the owner trustee is Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001.

Indenture Trustee

U.S. Bank National Association.  The address of the indenture trustee is 209 South LaSalle Street, Suite 300, Chicago, Illinois 60604.

Administrator

HSBC Bank USA, National Association.  The address of the administrator is 10 East 40th Street, New York, New York 10016-0200.

Cut-Off Date

The close of business on July 18, 2004.  The trust will receive amounts paid or payable on the auto loans after this date.

Statistical Cut-Off Date

The close of business on July 5, 2004.  This is the date we used in preparing the statistical information used in this term sheet.

Closing Date

On or about July 28, 2004.

The Trust Assets

The trust will pledge property to secure payments on the notes.  The pledged assets will include:

•                  a pool consisting primarily of “non-prime” auto loans for new and used automobiles, light duty trucks and vans;

•                  monies paid or payable on the auto loans after the cut-off date for the auto loans;

•                  the security interests in the underlying vehicles;

•                  the loan files;

•                  all rights to proceeds from claims on insurance policies covering the vehicles or the obligors;

•                  all rights to proceeds from liquidating auto loans;

•                  the seller’s right against dealers under agreements between the subservicer and the dealers;

•                  the bank accounts opened in connection with this offering;

•                  rights under the transaction documents; and

•                  all proceeds from the items described above.

Statistical Information

The statistical information in this term sheet is based on the auto loans eligible for the pool as of July 5, 2004.  The statistical distribution of the characteristics of the auto loan pool as of the cut-off date will vary somewhat from the statistical distribution of those characteristics as of July 5, 2004, although that variance will not be material.

Auto Loans

•                  On the closing date, the seller will assign a pool of auto loans to the trust.  On the closing date, the trust will pledge the auto loans to the indenture trustee as collateral for the notes.  As of the cut-off date, the pool of auto loans pledged as collateral is expected to have an aggregate principal balance of approximately $1,190,476,190.48.

•                  As of the close of business on July 5, 2004, the auto loans in the pool had:

•                  An aggregate principal balance of $1,190,476,192.38;

•                  A weighted average interest rate of approximately 14.705%;

•                  A weighted average remaining term, which is the period starting after the statistical cut-off date and including the auto loan’s scheduled maturity, of approximately 62.55 months; and

•                  A weighted average original term of approximately 66.59 months.

•                  The auto loans will consist primarily of “non-prime” retail installment sales contracts that were purchased by the subservicer and “non-prime” loan and security agreements that were originated by the other transferor, in each case secured by new or used automobiles, light duty trucks or vans.  For auto loans purchased from unaffiliated dealers or alliance relationships, the original extension of credit is made by the dealer, and the auto loan is subsequently assigned to the subservicer.  The financing programs target consumers with limited or no credit history, modest income or who have experienced prior credit difficulties or have experienced any combination of the above.

•                  As of the statistical cut-off date, approximately 2.96% of the principal balance of the auto loans were originated directly by an affiliate of the subservicer.  These auto loans are originated pursuant to the same underwriting criteria as the indirectly originated auto loans and are expected to perform in a substantially consistent manner as the indirectly originated auto loans.

•                  No auto loan was more than 30 days contractually delinquent as of July 5, 2004.

•                  Each auto loan calls for the obligor to make fixed, level payments that will fully pay the balance of the amount financed by its maturity date.

•                  The trust will pay the notes primarily from payments on the auto loans and amounts recovered when financed vehicles are repossessed and sold, after deducting expenses.

•                  Payments on each auto loan were allocated by the simple interest accrual method.

Description of the Securities

The trust will issue four classes of asset backed notes.  The notes are designated as the “Class A-1 Notes”, the

“Class A-2 Notes”, the “Class A-3 Notes” and the “Class A-4 Notes”.

The notes will have the following original principal amounts and note interest rates:

Class	Original Principal Amount	Interest Rate
Class A-1 Notes	$225,000,000	—%
Class A-2 Notes	$179,000,000	—%
Class A-3 Notes	$190,000,000	—%
Class A-4 Notes	$156,000,000	—%

Payment Date

The 17th day of each month if the seventeenth is a business day.  If the seventeenth is not a business day, the payment date will be the following day that is a business day.  The first payment date will be August 17, 2004.

Record Date

The last business day preceding a payment date unless the notes are no longer book-entry notes.  If the notes are definitive notes, the record date is the last business day of the month preceding a payment date.

Denominations

The trust will issue the notes in minimum denominations of $100,000 and integral multiples of $1,000.  One note of each class may be issued in another denomination.

Priority of Distributions

Each month, the trust will distribute to holders of the notes on the record date, the amounts received on the auto loans and any other collections available as assets of the trust as follows:

Interest Distributions

On each payment date, interest that accrued during the interest accrual period is payable at the applicable note interest rate; the interest accrual period runs from and including the prior payment date, or, in the case of the first payment date, from and including the closing date, to and including the day preceding that payment date.  Interest on the Class A-1 Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in the interest accrual period.  Interest on the Class A-2, Class A-3 and Class A-4 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Amounts paid to holders of the notes will be shared by the Class A-1, Class A-2, Class A-3 and Class A-4 noteholders in proportion to the interest due on each class.

Principal Distributions

On each payment date, to the extent of funds available, the trust will pay principal on the notes in an amount equal to the lesser of the decrease in the principal balance of the auto loans between the first and last day of a calendar month (or, in the case of the first payment date, between the cut-off date and the last day of July 2004) and the amount required to achieve the required overcollateralization.  In addition, on each payment date, if the amount required to achieve the required overcollateralization is greater than the decrease in the principal balance of the auto loans between the first and last day of a calendar month (or, in the case of the first payment date, between the cut-off date and the last day of July 2004), any available funds remaining after making the required deposit to the reserve account will be paid as principal on the notes to achieve the required overcollateralization.  These principal payments will be paid in the following order:

•                  to the Class A-1 Notes until the Class A-1 Notes are paid in full,

•                  to the Class A-2 Notes until the Class A-2 Notes are paid in full,

•                  to the Class A-3 Notes until the Class A-3 Notes are paid in full, and

•                  to the Class A-4 Notes until the Class A-4 Notes are paid in full.

Servicing Fees

On each payment date, the trust will pay, to the extent of funds available, so long as Household Finance Corporation is acting as the servicer, fees due to the servicer after paying amounts due to noteholders and making deposits to the reserve account necessary to achieve the targeted reserve account balance.  If Household Finance Corporation is no longer the servicer, fees due to the servicer will be paid prior to amounts due to noteholders and deposits to the reserve account necessary to achieve the targeted reserve account balance.

Overcollateralization

The overcollateralization amount is the amount by which the pool balance of the auto loans exceeds the outstanding principal balance of the notes.  The overcollateralization amount will be available to absorb any losses that noteholders would otherwise incur.  As of the closing date, the overcollateralization will be equal to $440,476,190.48, which is approximately 37% of the pool balance as of the cut-off date.

Excess interest and principal collected on the auto loans that is not required to be deposited into the reserve account to achieve the targeted reserve account balance will be distributed in reduction of the principal amount of the notes until the overcollateralization amount on any payment date equals 47% of the pool balance of the auto loans at the end of the last day of the calendar month preceding the payment date.

Reserve Account

The administrator will hold a reserve account for the benefit of the noteholders.  An initial deposit equal to 1% of the pool balance as of the cut-off date (or $11,904,761.90 based on an expected cut-off date pool balance of $1,190,476,190.48), will be placed in the reserve account on the closing date.  On each payment date, any collections remaining after paying interest and certain principal payments on the notes and certain other fees and expenses will be deposited into the reserve account until the amount on deposit in the reserve account equals the targeted reserve account balance.

The targeted reserve account balance is the lesser of:

(i)                                     the greater of

(a)                                  3% of the principal balance of the auto loans at the end of the last day of the calendar month preceding the current payment date, and

(b)                                 2% of the principal balance of the auto loans on the cut-off date, which is $23,809,523.81 (based on an expected cut-off date pool balance of $1,190,476,190.48) and

(ii)                                  the outstanding principal amount of the notes.

On each payment date, if amounts received under the auto loans and any other collections available as assets of the trust are not sufficient to pay certain fees and expenses, certain amounts due to the noteholders, and, if Household Finance Corporation is no longer the servicer, fees due to the servicer, we will use funds in the reserve account to pay shortfalls.

Substitution Ability

The servicer will have the right to substitute up to 2% of the aggregate pool balance of the auto loans as of the cut-off date, subject to required eligibility criteria.

Optional Redemption

On any payment date when the outstanding principal balance of the auto loans is less than or equal to 10% of the original principal balance of the auto loans as of the cut-off date, the servicer or the subservicer may purchase the auto loans from the trust.  This will redeem the notes.  If redemption occurs, we will pay you a final distribution equaling the entire unpaid principal balance of the notes plus any accrued and unpaid interest.

Final Scheduled Payment Dates

If the notes have not already been paid in full, we will pay the outstanding principal amount of the notes in full on the following payment dates:

Class A-1 Notes                   July 18, 2005

Class A-2 Notes                   December 17, 2007

Class A-3 Notes                   May 18, 2009

Class A-4 Notes                   July 18, 2011

Final payment on the notes will probably be earlier than the final scheduled payment dates stated above for each class of notes.

No Listing

The notes will not be listed on any securities exchange.

Material Federal Income Tax Consequences

For federal income tax purposes:

•                  Dewey Ballantine LLP, tax counsel to the trust and counsel to the seller, is of the opinion that (i) the notes will be characterized as indebtedness, and (ii) the trust will not be characterized as an association or publicly traded partnership, taxable as a corporation.  By your acceptance of a note, you agree to treat the notes as indebtedness.

•                  Interest on the notes will be taxable as ordinary income:

•                  when received by a holder using the cash method of accounting, and

•                  when accrued by a holder using the accrual method of accounting.

•                  Dewey Ballantine LLP has prepared the discussion under “Material Federal Income Tax Consequences” in both the prospectus supplement and the prospectus and is of the opinion that the statements therein, as they relate to federal income tax matters and to the extent that they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects.

ERISA Considerations

Subject to the important considerations described under “ERISA Considerations” in the prospectus supplement, pension, profit-sharing and other employee benefit plans may wish to purchase notes.  You should consult with your counsel regarding the applicability of the provisions of the Employee Retirement Income Security Act of 1974, as amended, before purchasing a note.

Legal Investment

The Class A-1 Notes will be eligible securities for purchase by money market funds under Rule 2a-7 of the Investment Company Act of 1940, as amended.

Ratings

The trust will not issue the notes unless they have been assigned the ratings stated below.

Ratings
Class	Standard & Poor’s	Moody’s	Fitch

A-1	A-1+	P-1	F1+
A-2	AAA	Aaa	AAA
A-3	AAA	Aaa	AAA
A-4	AAA	Aaa	AAA

The ratings may be lowered, qualified or withdrawn by the rating agencies at any time.

We refer you to “Ratings” in the prospectus for more information regarding the ratings assigned to the notes.

Composition of the Auto Loans

Presented below is a description of the material characteristics of the auto loans as of the statistical cut-off date.  In the following tables, due to rounding adjustments, the sum of the percentages listed for the number of auto loans and pool balance may not equal 100%.

Total Pool of Auto Loans

Statistical Cut-off date pool balance	$1,190,476,192.38
Number of auto loans	69,335
Average principal balance(1)	$17,169.92
Range of principal balances	$3,149.27 to $39,610.99
Average original principal balance(2)	$18,113.04
Range of original principal balances	$3,876.48 to $39,999.98
Weighted average APR(3)	14.705%
Range of original APRs	10.50% to 24.95%
Weighted average original term(3)	66.59 months
Range of original terms	28 months to 72 months
Weighted average remaining term(3)	62.55 months
Range of remaining terms	8 months to 72 months
Number of auto loans more than 30 days delinquent	None

(1)                                  Pool balance as of the statistical cut-off date divided by total number of auto loans.

(2)                                  Aggregate amount financed divided by total number of auto loans.

(3)                                  Weighted by principal balance as of the statistical cut-off date.

Composition of the Auto Loans by Principal Balance
(as of the statistical cut-off date)

Principal Balance	Number of Auto Loans	% of Auto Loans	Principal Balance	% of Pool by Principal Balance

$3,000.01 to $4,000.00	21	0.03%	$74,208.31	0.01%
$4,000.01 to $5,000.00	113	0.16	526,480.19	0.04
$5,000.01 to $6,000.00	379	0.55	2,124,697.23	0.18
$6,000.01 to $7,000.00	1,103	1.59	7,226,633.09	0.61
$7,000.01 to $8,000.00	1,882	2.71	14,156,944.98	1.19
$8,000.01 to $9,000.00	2,477	3.57	21,092,591.57	1.77
$9,000.01 to $10,000.00	2,969	4.28	28,235,744.08	2.37
$10,000.01 to $11,000.00	3,448	4.97	36,248,595.41	3.04
$11,000.01 to $12,000.00	3,797	5.48	43,651,288.47	3.67
$12,000.01 to $13,000.00	4,206	6.07	52,607,224.98	4.42
$13,000.01 to $14,000.00	4,120	5.94	55,605,356.09	4.67
$14,000.01 to $15,000.00	4,086	5.89	59,238,233.53	4.98
$15,000.01 to $16,000.00	4,166	6.01	64,545,983.98	5.42
$16,000.01 to $17,000.00	4,065	5.86	67,087,346.55	5.64
$17,000.01 to $18,000.00	4,069	5.87	71,225,669.05	5.98
$18,000.01 to $19,000.00	3,821	5.51	70,656,999.51	5.94
$19,000.01 to $20,000.00	3,531	5.09	68,839,812.15	5.78
$20,000.01 to $21,000.00	3,135	4.52	64,296,895.36	5.40
$21,000.01 to $22,000.00	2,838	4.09	60,992,903.10	5.12
$22,000.01 to $23,000.00	2,478	3.57	55,744,647.27	4.68
$23,000.01 to $24,000.00	2,144	3.09	50,353,893.55	4.23
$24,000.01 to $25,000.00	1,855	2.68	45,411,785.73	3.81
$25,000.01 to $26,000.00	1,661	2.40	42,310,261.07	3.55
$26,000.01 to $27,000.00	1,331	1.92	35,261,379.91	2.96
$27,000.01 to $28,000.00	1,145	1.65	31,464,712.02	2.64
$28,000.01 to $29,000.00	950	1.37	27,078,075.80	2.27
$29,000.01 to $30,000.00	751	1.08	22,140,469.92	1.86
$30,000.01 to $31,000.00	625	0.90	19,055,395.84	1.60
$31,000.01 to $32,000.00	518	0.75	16,313,203.97	1.37
$32,000.01 to $33,000.00	425	0.61	13,805,469.64	1.16
$33,000.01 to $34,000.00	336	0.48	11,261,114.78	0.95
$34,000.01 to $35,000.00	320	0.46	11,028,436.20	0.93
$35,000.01 to $36,000.00	227	0.33	8,049,729.79	0.68
$36,000.01 to $37,000.00	166	0.24	6,058,976.12	0.51
$37,000.01 to $38,000.00	111	0.16	4,160,649.24	0.35
$38,000.01 to $39,000.00	55	0.08	2,112,414.52	0.18
$39,000.01 to $40,000.00	11	0.02	431,969.38	0.04
Total	69,335	100.00%	$1,190,476,192.38	100.00%

Composition of the Auto Loans by APR
(as of the statistical cut-off date)

APR Range	Number of Auto Loans	% of Auto Loans	Principal Balance	% of Pool by Principal Balance

10.50% to 10.99%	4,350	6.27%	$83,369,976.47	7.00%
11.00% to 11.49%	3,000	4.33	57,913,293.51	4.86
11.50% to 11.99%	4,248	6.13	82,751,654.43	6.95
12.00% to 12.49%	3,709	5.35	71,805,821.20	6.03
12.50% to 12.99%	5,284	7.62	101,116,696.32	8.49
13.00% to 13.49%	3,539	5.10	65,950,477.72	5.54
13.50% to 13.99%	4,981	7.18	91,696,224.06	7.70
14.00% to 14.49%	3,666	5.29	66,428,938.33	5.58
14.50% to 14.99%	4,995	7.20	88,627,323.76	7.44
15.00% to 15.49%	3,181	4.59	55,371,993.79	4.65
15.50% to 15.99%	4,297	6.20	72,153,709.13	6.06
16.00% to 16.49%	2,994	4.32	50,146,465.92	4.21
16.50% to 16.99%	3,771	5.44	61,897,060.20	5.20
17.00% to 17.49%	2,357	3.40	35,941,559.53	3.02
17.50% to 17.99%	3,774	5.44	56,880,884.69	4.78
18.00% to 18.49%	2,673	3.86	39,344,581.55	3.30
18.50% to 18.99%	1,865	2.69	25,229,415.34	2.12
19.00% to 19.49%	977	1.41	13,720,932.53	1.15
19.50% to 19.99%	1,412	2.04	18,671,695.09	1.57
20.00% to 20.49%	762	1.10	9,788,152.13	0.82
20.50% to 20.99%	1,059	1.53	13,162,620.77	1.11
21.00% to 21.49%	642	0.93	7,762,288.58	0.65
21.50% to 21.99%	658	0.95	7,807,290.91	0.66
22.00% to 22.49%	240	0.35	2,887,425.43	0.24
22.50% to 22.99%	369	0.53	4,232,196.70	0.36
23.00% to 23.49%	106	0.15	1,148,773.02	0.10
23.50% to 23.99%	225	0.32	2,487,920.55	0.21
24.00% to 24.49%	60	0.09	650,714.80	0.05
24.50% to 24.99%	141	0.20	1,530,105.92	0.13
Total	69,335	100.00%	$1,190,476,192.38	100.00%

Composition of the Auto Loans by State of Residence
(as of the statistical cut-off date)

Location of Mailing Address of Borrower	Number of Auto Loans	% of Auto Loans	Principal Balance	% of Pool by Principal Balance

Alabama	1,219	1.76%	$20,630,179.95	1.73%
Alaska	16	0.02	279,262.58	0.02
Arizona	3,466	5.00	65,703,665.98	5.52
Arkansas	225	0.32	4,097,372.78	0.34
California	7,094	10.23	135,475,590.43	11.38
Colorado	811	1.17	13,612,597.73	1.14
Connecticut	431	0.62	6,643,535.32	0.56
Delaware	129	0.19	1,968,632.18	0.17
District of Columbia	168	0.24	3,173,395.97	0.27
Florida	4,860	7.01	80,891,616.74	6.79
Georgia	3,420	4.93	59,165,904.77	4.97
Hawaii	33	0.05	559,464.26	0.05
Idaho	196	0.28	2,994,388.53	0.25
Illinois	1,535	2.21	25,307,650.84	2.13
Indiana	1,513	2.18	24,520,586.36	2.06
Iowa	371	0.54	5,270,298.59	0.44
Kansas	443	0.64	7,139,018.39	0.60
Kentucky	1,700	2.45	26,939,087.84	2.26
Louisiana	27	0.04	481,382.66	0.04
Maryland	4	0.01	56,222.21	0.00
Massachusetts	472	0.68	7,346,229.55	0.62
Michigan	887	1.28	13,467,794.57	1.13
Minnesota	340	0.49	5,278,752.72	0.44
Mississippi	46	0.07	860,606.06	0.07
Missouri	1,374	1.98	21,721,209.62	1.82
Montana	241	0.35	3,926,848.19	0.33
Nebraska	211	0.30	3,003,505.21	0.25
Nevada	1,544	2.23	27,766,261.47	2.33
New Hampshire	94	0.14	1,334,723.87	0.11
New Jersey	1,601	2.31	26,514,614.48	2.23
New Mexico	1,308	1.89	23,209,848.66	1.95
New York	2,025	2.92	31,354,898.08	2.63
North Carolina	2,312	3.33	39,997,363.36	3.36
North Dakota	77	0.11	1,171,104.64	0.10
Ohio	3,246	4.68	50,399,510.29	4.23
Oklahoma	2,696	3.89	46,022,411.18	3.87
Oregon	541	0.78	9,077,251.24	0.76
Pennsylvania	1,851	2.67	28,436,652.41	2.39
Rhode Island	80	0.12	1,312,652.26	0.11
South Carolina	1,135	1.64	18,587,552.61	1.56
South Dakota	132	0.19	2,075,388.86	0.17
Tennessee	2,102	3.03	34,973,510.06	2.94
Texas	11,980	17.28	217,361,918.86	18.26
Utah	876	1.26	14,420,135.79	1.21
Vermont	44	0.06	643,313.30	0.05
Virginia	2,004	2.89	34,866,292.73	2.93
Washington	1,183	1.71	20,353,275.24	1.71
West Virginia	745	1.07	11,793,463.75	0.99
Wisconsin	373	0.54	5,520,090.35	0.46
Wyoming	154	0.22	2,769,158.86	0.23
Total	69,335	100.00%	$1,190,476,192.38	100.00%

Composition of the Auto Loans by Remaining Term
(as of the statistical cut-off date)

Remaining Term Range (in months)	Number of Auto Loans	% of Auto Loans	Principal Balance	% of Pool by Principal Balance

6 to 11	5	0.01%	$24,130.49	0.00%
12 to 17	10	0.01	53,440.95	0.00
18 to 23	4	0.01	27,397.30	0.00
24 to 29	244	0.35	1,831,254.13	0.15
30 to 35	798	1.15	6,759,310.13	0.57
36 to 41	1,135	1.64	10,525,401.42	0.88
42 to 47	2,452	3.54	25,808,271.22	2.17
48 to 53	8,454	12.19	104,813,105.47	8.80
54 to 59	20,248	29.20	277,425,494.66	23.30
60 to 65	11,268	16.25	211,861,374.87	17.80
66 to 71	22,862	32.97	508,031,030.09	42.67
72 to 77	1,855	2.68	43,315,981.65	3.64
Total	69,335	100.00%	$1,190,476,192.38	100.00%

Composition of the Auto Loans by Type of Financed Vehicle
(as of the statistical cut-off date)

Type of Financing	Number of Auto Loans	% of Auto Loans	Principal Balance	% of Pool by Principal Balance

Used	48,658	70.18%	$742,891,483.19	62.40%
New	20,677	29.82	447,584,709.19	37.60
Total	69,335	100.00%	$1,190,476,192.38	100.00%

Yield and Prepayment Considerations

All the auto loans are prepayable at any time.  If prepayments are received on the auto loans, the actual weighted average life of the auto loans may be shorter than the scheduled weighted average life, since the scheduled weighted average life assumes that payments will be made as scheduled, and that no prepayments occur.  For this purpose, the term prepayments also includes liquidations due to default, as well as receipt of proceeds from credit life, credit disability, and casualty insurance policies.  Weighted average life means the weighted average amount of time during which each dollar of principal of an auto loan is outstanding.

The rate of prepayments on the auto loans may be influenced by a variety of economic, social, and other factors, including the fact that an obligor may not sell or transfer a financed vehicle without the consent of the subservicer.  The subservicer believes that the actual rate of prepayments will result in a substantially shorter weighted average life than the scheduled weighted average life of the auto loans.

If a note is purchased at a premium, and the actual rate of prepayments exceeds the rate of prepayments anticipated at the time the note was purchased, the actual yield to maturity of the note will be less than the yield anticipated at the time of purchase.  If a note is purchased at a discount, and the actual rate of prepayments is less than the rate of prepayments anticipated at the time the note was purchased, the actual yield to maturity will be less than the yield anticipated at the time of purchase.  Any reinvestment risk, which is the risk that a noteholder will not be able to reinvest amounts received in payment on the notes at interest rates that are greater than or equal to the note rate, resulting from a faster or slower incidence of prepayment of auto loans, will be borne by the noteholders.

The rate of payment of principal of each class of notes will depend on the rate of payment, including prepayments, of the principal balance of the auto loans.  As a result, final payment of each class of notes could occur significantly earlier than the final scheduled payment date for the class.

Prepayments on auto loans can be measured relative to a prepayment standard or model.  The model used in this term sheet, the absolute prepayment model, or ABS, represents an assumed rate of prepayment each month relative to the original number of auto loans in a pool.  ABS further assumes that all the auto loans are the same size and amortize at the same rate and that each auto loan in each month of its life will either be paid as scheduled or be prepaid in full.  For example, in a pool of auto loans originally containing 10,000 auto loans, a 1% ABS rate means that 100 auto loans prepay each month.  ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of auto loans.

The table captioned “Percent of Initial Note Principal Balance at Various ABS Percentages”, also called the ABS Table, has been prepared on the basis of the following assumptions:

•                  the auto loans prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

•                  each scheduled monthly payment on the auto loans is made on the last day of each month and each month has 30 days;

•                  the initial principal amount of each class of notes are as stated on the third page of this term sheet;

•                  interest accrues during each interest period at the following assumed coupon rates: Class A-1 Notes, 1.6636%; Class A-2 Notes, 2.37%; Class A-3 Notes, 3.12%; and Class A-4 Notes, 3.69%;

•                  payments on the notes are made on the 17th day of each month whether or not such date is a business day;

•                  the notes are purchased on an assumed closing date of July 28, 2004;

•                  the scheduled monthly payment for each auto loan has been calculated on the basis of the assumed characteristics presented in the table below, and each auto loan will amortize in amounts sufficient to repay the principal balance of the auto loans by its indicated remaining term to maturity; and

•                  the servicer or the subservicer exercises its optional redemption at the earliest payment date possible.

The ABS Table also assumes that (1) the auto loans have been aggregated into hypothetical pools with all of the auto loans within each pool having the following characteristics, and (2) that the level of scheduled monthly payment for each of the pools, which is based on its aggregate principal balance, gross APR, original number of scheduled payments and remaining number of scheduled payments as of the cut-off date, will be calculated so that each pool will be fully amortized by the end of its remaining term to maturity.

Pool	Next Payment Date	Aggregate Principal Balance	APR	Original Term to Maturity (in Months)	Remaining Term to Maturity (in Months)

1	July 2004	$4,780,100.89	14.441%	38	32
2	July 2004	$18,661,595.19	15.211%	50	44
3	July 2004	$183,926,701.63	15.525%	60	56
4	July 2004	$105,746,360.06	14.101%	70	64
5	July 2004	$213,188,924.21	13.860%	72	69
6	August 2004	$4,831,177.54	15.220%	39	32
7	August 2004	$21,663,419.70	15.618%	50	44
8	August 2004	$222,595,633.41	15.894%	60	56
9	August 2004	$135,262,892.99	14.302%	70	64
10	August 2004	$279,819,386.76	14.180%	72	70

The ABS Table indicates, based on the assumptions described above, the percentages of the initial principal amount of each class of notes that would be outstanding after each of the payment dates shown at various percentages of ABS and the corresponding weighted average lives of the notes.  The actual characteristics and performance of the auto loans will differ from the assumptions used in constructing the ABS Table.  The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.  For example, it is very unlikely that the auto loans will prepay at a constant level of ABS until maturity or that all of the auto loans will prepay at the same level of ABS.  Moreover, the diverse terms of auto loans could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the auto loans are as assumed.  Any difference between the assumptions and the actual characteristics and performance of the auto loans, including actual prepayment experience or losses, will affect the percentages of initial balances outstanding over time and the weighted average lives of each class of notes.

Percent of Initial Note Principal Balance
at Various ABS Percentages(1)

	Class A-1 Notes				Class A-2 Notes				Class A-3 Notes				Class A-4 Notes
Payment Date	0.5%	1.0%	1.7%	2.5%	0.5%	1.0%	1.7%	2.5%	0.5%	1.0%	1.7%	2.5%	0.5%	1.0%	1.7%	2.5%

Closing Date	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100
August, 2004	96	95	93	91	100	100	100	100	100	100	100	100	100	100	100	100
September, 2004	88	84	78	71	100	100	100	100	100	100	100	100	100	100	100	100
October, 2004	76	69	59	46	100	100	100	100	100	100	100	100	100	100	100	100
November, 2004	61	52	38	22	100	100	100	100	100	100	100	100	100	100	100	100
December, 2004	48	36	18	0	100	100	100	100	100	100	100	100	100	100	100	100
January, 2005	34	19	4	0	100	100	100	88	100	100	100	100	100	100	100	100
February, 2005	20	9	0	0	100	100	95	75	100	100	100	100	100	100	100	100
March, 2005	14	3	0	0	100	100	86	63	100	100	100	100	100	100	100	100
April, 2005	9	0	0	0	100	97	76	51	100	100	100	100	100	100	100	100
May, 2005	4	0	0	0	100	90	67	39	100	100	100	100	100	100	100	100
June, 2005	0	0	0	0	100	83	58	27	100	100	100	100	100	100	100	100
July, 2005	0	0	0	0	94	76	48	15	100	100	100	100	100	100	100	100
August, 2005	0	0	0	0	88	69	39	4	100	100	100	100	100	100	100	100
September, 2005	0	0	0	0	83	62	31	0	100	100	100	93	100	100	100	100
October, 2005	0	0	0	0	77	55	22	0	100	100	100	83	100	100	100	100
November, 2005	0	0	0	0	71	48	13	0	100	100	100	73	100	100	100	100
December, 2005	0	0	0	0	65	41	5	0	100	100	100	63	100	100	100	100
January, 2006	0	0	0	0	60	34	0	0	100	100	97	53	100	100	100	100
February, 2006	0	0	0	0	54	27	0	0	100	100	89	44	100	100	100	100
March, 2006	0	0	0	0	48	21	0	0	100	100	81	35	100	100	100	100
April, 2006	0	0	0	0	42	14	0	0	100	100	74	26	100	100	100	100
May, 2006	0	0	0	0	37	7	0	0	100	100	66	17	100	100	100	100
June, 2006	0	0	0	0	31	1	0	0	100	100	59	8	100	100	100	100
July, 2006	0	0	0	0	25	0	0	0	100	95	52	0	100	100	100	100
August, 2006	0	0	0	0	19	0	0	0	100	89	45	0	100	100	100	90
September, 2006	0	0	0	0	14	0	0	0	100	83	38	0	100	100	100	81
October, 2006	0	0	0	0	8	0	0	0	100	77	32	0	100	100	100	72
November, 2006	0	0	0	0	2	0	0	0	100	71	25	0	100	100	100	63
December, 2006	0	0	0	0	0	0	0	0	96	65	19	0	100	100	100	54
January, 2007	0	0	0	0	0	0	0	0	91	59	13	0	100	100	100	46
February, 2007	0	0	0	0	0	0	0	0	86	54	7	0	100	100	100	0
March, 2007	0	0	0	0	0	0	0	0	80	48	1	0	100	100	100	0
April, 2007	0	0	0	0	0	0	0	0	75	42	0	0	100	100	94	0
May, 2007	0	0	0	0	0	0	0	0	69	37	0	0	100	100	87	0
June, 2007	0	0	0	0	0	0	0	0	64	32	0	0	100	100	81	0
July, 2007	0	0	0	0	0	0	0	0	59	26	0	0	100	100	75	0
August, 2007	0	0	0	0	0	0	0	0	53	21	0	0	100	100	69	0
September, 2007	0	0	0	0	0	0	0	0	48	16	0	0	100	100	63	0
October, 2007	0	0	0	0	0	0	0	0	42	11	0	0	100	100	57	0
November, 2007	0	0	0	0	0	0	0	0	37	6	0	0	100	100	52	0
December, 2007	0	0	0	0	0	0	0	0	32	1	0	0	100	100	47	0
January, 2008	0	0	0	0	0	0	0	0	26	0	0	0	100	95	42	0
February 2008	0	0	0	0	0	0	0	0	21	0	0	0	100	90	0	0
March, 2008	0	0	0	0	0	0	0	0	16	0	0	0	100	84	0	0
April, 2008	0	0	0	0	0	0	0	0	10	0	0	0	100	78	0	0
May, 2008	0	0	0	0	0	0	0	0	5	0	0	0	100	73	0	0
June, 2008	0	0	0	0	0	0	0	0	0	0	0	0	100	68	0	0
July, 2008	0	0	0	0	0	0	0	0	0	0	0	0	94	63	0	0
August, 2008	0	0	0	0	0	0	0	0	0	0	0	0	88	58	0	0
September, 2008	0	0	0	0	0	0	0	0	0	0	0	0	82	53	0	0
October, 2008	0	0	0	0	0	0	0	0	0	0	0	0	76	49	0	0
November, 2008	0	0	0	0	0	0	0	0	0	0	0	0	69	44	0	0
December, 2008	0	0	0	0	0	0	0	0	0	0	0	0	63	0	0	0
January, 2009	0	0	0	0	0	0	0	0	0	0	0	0	57	0	0	0
February 2009	0	0	0	0	0	0	0	0	0	0	0	0	51	0	0	0
March, 2009	0	0	0	0	0	0	0	0	0	0	0	0	45	0	0	0
April, 2009	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

Weighted Average Life in Years (2)	0.43	0.36	0.29	0.24	1.65	1.32	1.00	0.77	3.14	2.66	2.05	1.55	4.49	4.10	3.27	2.39

(1)                                  The percentages in this table have been rounded to nearest whole number.

(2)                                  The weighted average life of a note is determined by (1) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the payment date, (2) adding the results and (3) dividing the sum by the initial principal amount of the notes of that class.

Delinquency and Loss Information of the Subservicer

The information presented below summarizes the delinquency and loss experience for the subservicer’s portfolio of auto loans for new and used automobiles, light duty trucks and vans originated or acquired under its finance programs.  The subservicer determines the delinquency status of an auto loan on the basis of contractual delinquency, which is a method of determining delinquency status based on the status of payments under the auto loan.  Payments made by an obligor must equal or exceed 90% of the scheduled payment due for an auto loan to be considered contractually current.  The delinquency status of an auto loan may be affected by the subservicer’s account management policies and practices for the collection of auto loans, as described below.  Under these policies and practices, the subservicer may treat an auto loan as contractually current based upon indicia or criteria that, in its judgment, evidence a probability of continued payment.  These policies and practices are designed to maintain and improve customer relationships, maximize collections and avoid repossession if reasonably possible.

The subservicer’s primary account management practice that resets the delinquency status of an auto loan to contractually current is referred to as an extension.  An extension changes the maturity date on the auto loan by the number of the obligor’s payments that are delinquent.  If the auto loan subsequently experiences payment defaults, it will again become contractually delinquent.

The fact that extension criteria may be met for a particular auto loan does not require the subservicer to extend that auto loan, and the extent to which the subservicer extends auto loans that are eligible under the criteria will vary depending upon its view of prevailing economic conditions and other factors that may change from time to time.  The subservicer uses extensions in an effort to maximize collections and to maintain and improve customer relationships and, accordingly, the application of this practice is subject to complexities, variations and changes from time to time.  These policies and practices are continually under review and assessment to assure that they meet the goals outlined above and, consequently, the subservicer will modify or permit exceptions to these general policies and practices from time to time.  In addition, exceptions to these policies and practices may be made in specific situations in response to legal or regulatory agreements or orders.

In the third quarter of 2003, the subservicer, in cooperation with the servicer, implemented certain changes to its account management policies and practices that are generally effective for auto loans originated after January 1, 2003.  The policies and practices that are generally effective for auto loans originated after January 1, 2003 are:

•                                          auto loans may generally be extended upon receipt of two qualifying payments within the 60 days preceding the extension;

•                                          auto loans will be limited to four extensions in a rolling 60 month period;

•                                          auto loans may not be extended by more than three months at a time or by more than a total of six months over the life of the auto loan;

•                                          auto loans will be limited to one extension every six months;

•                                          auto loans will generally not be eligible for extension until six months after acquisition;

•                                          auto loans whose obligors have filed for Chapter 7 bankruptcy protection may be extended upon receipt of a signed reaffirmation agreement; and

•                                          auto loans whose obligors are subject to a Chapter 13 bankruptcy plan may be extended upon filing of the plan with a bankruptcy court.

Auto loans originated prior to January 1, 2003 are generally subject to account management policies and practices that differ from those summarized above.  The policies and practices that are generally effective for those auto loans are summarized below:

•                                          auto loans may be extended upon receipt of one qualifying payment within the 60 days preceding the extension;

•                                          auto loans may be extended no more than three months at a time and by no more than three months in any 12 month period;

•                                          auto loans may not be extended by more than a total of six months over the life of the auto loan;

•                                          auto loans whose obligors have filed for Chapter 7 bankruptcy protection may be extended upon receipt of a signed reaffirmation agreement; and

•                                          auto loans whose obligors are subject to a Chapter 13 bankruptcy plan may be extended upon filing of the plan with a bankruptcy court.

The following table summarizes approximate extension statistics for the subservicer’s portfolio of auto loans for new and used automobiles, light duty trucks and vans as of March 31, 2004 and December 31, 2003, 2002 and 2001.  Extension statistics are compiled using certain assumptions and estimates and the servicer continues to enhance its ability to capture extension data.  When comparing extension statistics from different periods, the fact that the servicer’s extension policies and practices have changed over time, that exceptions are made to those policies and practices and that the servicer’s data capture methodologies will be enhanced over time should be taken into account.  The information in the following table excludes experience for retail installment sales contracts and loan and security agreements purchased from or serviced for certain alliance relationships and those serviced for an affiliate, HSBC Bank (USA), National Association, which are not deemed to be representative of the auto loans otherwise serviced by the subservicer.  The auto loan pool does not include any auto loans purchased from or serviced for such alliance relationships or any auto loans serviced for HSBC Bank (USA), National Association.

	At March 31,		At December 31,
	2004		2003		2002		2001
	(Dollars in thousands)
Never extended	$7,187,965	85.2%	$6,941,060	84.3%	$6,198,160	83.3%	$5,435,212	85.0%
Extended:
Extended in last 6 months	556,814	6.6%	601,064	7.3%	587,821	7.9%	511,549	8.0%
Extended in last 7-12 months	337,463	4.0%	312,883	3.8%	319,953	4.3%	281,352	4.4%
Previously extended beyond 12 months	354,337	4.2%	378,753	4.6%	334,834	4.5%	166,254	2.6%

Total ever extended	$1,248,614	14.8%	$1,292,700	15.7%	$1,242,608	16.7%	$959,155	15.0%
Total	$8,436,579	100.0%	$8,233,760	100.0%	$7,440,768	100.0%	$6,394,367	100.0%

In addition to extensions, the subservicer uses modifications to manage customer relationships, maximize collections and avoid repossession if reasonably possible.  Under this account management technique, an auto loan is treated as contractually current.  This tool is typically used on a more limited basis than extensions.  Modifications are typically used in transitional situations, usually involving obligor hardship or temporary setbacks that are expected to affect the obligor’s ability to pay the contractually specified amount for some period of time.  In a modification, the subservicer agrees to assist the obligor in meeting the obligor’s monthly payment obligation by modifying the terms of the auto loan, typically by changing the interest rate on the auto loan and reamortizing the outstanding principal balance over the remaining term of the auto loan.  In limited instances, the subservicer may also modify the maturity date of the auto loan.

The use of extensions and modifications as account management tools is under continual review and assessment to determine if it achieves the goals described above.  When the subservicer uses one of these account management tools, it generally treats the auto loan as being contractually current and will not reflect the auto loan as a delinquent account in its delinquency statistics if the obligor immediately begins payments under the agreed terms.  In the case of modification, if the obligor does not adhere to the agreed terms, the auto loan’s status may be reversed and collection action resumed.

The information presented below has not been adjusted to eliminate the effect of changes to the subservicer’s underwriting and credit standards, account management policies and practices or charge-off policies during the periods shown.  The subservicer continuously reviews these policies and practices in light of portfolio performance, competitive conditions and the overall economic environment.  As a result, these policies and practices have been adjusted over time to improve portfolio performance.  Management believes that these changes in the ordinary course of business have not materially impacted the presentation of historical delinquency and loss experience presented below.

Currently, the principal balance of an auto loan in excess of the estimated net realizable value (or actual realized value in the case of a sold vehicle) is charged off by the subservicer no later than the end of the month in which the earliest of the following occurs: (1) when an auto loan becomes 150 days delinquent (210 days for a bankruptcy), (2) 90 days after the financed vehicle has been repossessed if it remains unsold and (3) when the repossessed financed vehicle is sold.  If adjustments were made for the growth of the portfolio, loss and delinquency as percentages of auto loans serviced for each period would be higher than those shown.  The tables below present data for auto loans purchased or originated by the subservicer and its affiliates.  Following the merger in which Household International, Inc. acquired ACC Consumer Finance Corporation, the subservicer assumed management and servicing responsibilities for a portfolio of auto loans purchased or acquired by another Household subsidiary.  The auto loans held by this entity are included in the auto loans and the performance results presented in the following tables only for the periods ended March 31, 2004 and December 31, 2003, 2002 and 2001.  The information in the following table excludes experience for retail installment sales contracts and loan and security agreements purchased from or serviced for certain alliance relationships and those serviced for an affiliate, HSBC Bank (USA), National Association, which are not deemed to be representative of the auto loans otherwise serviced by the subservicer.  The auto loan pool does not include any auto loans purchased from or serviced for such alliance relationships or any auto loans serviced for HSBC Bank (USA), National Association.

Historical Delinquency
(Dollar Amounts in Thousands)

	At		At December 31,
	March 31, 2004		2003		2002		2001		2000		1999
	Dollars	Percent	Dollars	Percent	Dollars	Percent	Dollars	Percent	Dollars	Percent	Dollars	Percent
Principal Outstanding	8,436,579	100.00%	8,233,760	100.00%	7,440,768	100.00%	6,394,367	100.00%	4,511,967	100.00%	2,949,854	100.00%
Delinquencies(1)
1 month	420,533	4.98%	565,656	6.87%	544,313	7.32%	396,626	6.20%	296,082	6.56%	123,116	4.17%
2 months(2)	133,967	1.59%	191,701	2.33%	173,140	2.32%	120,507	1.89%	62,357	1.38%	45,141	1.53%
3 months and over(2)	96,376	1.14%	137,563	1.67%	98,768	1.33%	81,311	1.27%	51,993	1.15%	26,055	0.88%
Subtotal	650,876	7.71%	894,920	10.87%	816,221	10.97%	598,444	9.36%	410,432	9.10%	194,312	6.58%
Repossessions on Hand(3)	88,648	1.05%	114,323	1.39%	96,754	1.30%	92,727	1.45%	60,687	1.35%	33,729	1.14%
Total Delinquencies and Repossessions on Hand	739,524	8.77%	1,009,243	12.26%	912,975	12.27%	691,171	10.81%	471,119	10.44%	228,041	7.73%

(1)                                  Determined on the basis of contractual delinquency.

(2)                                  Auto loans which are at least 2 months contractually delinquent and the obligor is in bankruptcy represent no greater than 1% of the outstanding auto loans for each period presented.

(3)                                  Represent the principal balance of the auto loans for which the underlying vehicle has been repossessed and is more than one month contractually delinquent, but has not been charged off.

Historical Net Charge-off Experience
(Dollar Amounts in Thousands)

	As of or for the Three Months Ended		As of or for the Year Ended December 31,
	March 31, 2004		2003	2002	2001	2000	1999

Principal outstanding	$8,436,579		$8,233,760	$7,440,768	$6,394,367	$4,511,967	$2,949,854
Average principal amount outstanding	$8,324,553		$7,407,004	$6,940,463	$5,322,506	$3,842,534	$2,246,585
Number of contracts outstanding	645,391		636,836	578,437	483,883	339,025	229,231
Average number of contracts outstanding	641,214		587,938	533,415	404,888	291,510	180,006
Number of repossessions	13,940		50,518	44,212	33,642	24,843	16,325
Number of repossessions as a percent of average number of contracts outstanding	8.70	%(2)	8.59%	8.29%	8.31%	8.52%	9.07%
Net charge-offs(1)	$169,894		$549,073	$460,476	$282,692	$180,796	$109,160
Net charge-offs as a percent of average principal amount outstanding(1)	8.16	%(2)	7.41%	6.63%	5.31%	4.71%	4.86%

(1)                                  Net charge-offs represent the principal balance in excess of the estimated net realizable value (or actual realized value in the case of sold vehicles) and exclude costs of repossession and liquidation.  The subservicer pays monthly premiums for vendor’s single interest physical damage insurance policies, which cover all financed vehicles for which the obligor’s insurance is no longer in effect.  This premium includes an amount equal to the net claims filed with the insurer in the prior month.  Net charge-offs exclude the amount of insurance claims received by the subservicer under these policies, which were approximately $3.2 million, $17.9 million, $25.1 million, $10.9 million, $2.7 million and $3.6 million for the periods ended March 31, 2004, December 31, 2003, December 31, 2002, December 31, 2001, December 31, 2000 and December 31, 1999, respectively.

(2)                                  Annualized.

The seller expects that the delinquency, loss and repossession experience for the auto loans will be generally consistent with the information provided in the above tables.  However, there is no assurance that delinquency, loss and repossession experience for auto loans in the future, or the experience of the trust, will be similar to that described above. Losses and delinquencies are affected by, among other things, general and regional economic conditions and the supply of and demand for automobiles, light duty trucks or vans.